EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

     This Agreement is made and effective this 1st day of October 2008 by The Next Pop Star, Inc. , a Florida corporation, with its principal place of business at 150 E. Angeleno Ave. # 1426 Burbank, CA. 91502 ("TNPS"), and Michelle Tucker, whose address is 5030 Champion Blvd. G6 # 227 Boca Raton, FL 33496 ("Tucker")

         WHEREAS, TNPS's primary business objective currently through its subsidiary Famous Records Corp. consists of the production and distribution of recorded music (the "Business");

         WHEREAS, TNPS wishes to retain Tucker, and Tucker wishes to be retained in such capacity and perform certain services for TNPS, to promote the interests of the business;

         NOW THEREFORE, in consideration of the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each party, the parties, intending to be legally bound, hereby agree as follows:

         1. The above recitals are true and correct and incorporated herein by reference.

         2. TNPS hereby retains Tucker as President and Tucker hereby accepts such engagement, under the conditions and requirements specified herein, as an employee of TNPS, with such duties and responsibilities as may reasonably be assigned pursuant to this Agreement.

         3. Tucker's principal duties shall include such responsibilities as may be reasonably designated by TNPS's Board of Directors to enhance and promote the Business.

         4. Tucker shall work commencing from the signing of this agreement at compensation of $ 3000 per month with TNPS providing suitable working conditions.

         5. Tucker acknowledges that this Employment Agreement is "at will," and the parties agree that this agreement may be terminated by either party upon two
(2) months written notice if "without cause" (for any reason whatsoever). TNPS shall also have the right to terminate this agreement "for cause." For purposes of this agreement, "cause" shall include the inability of Tucker, through sickness, absence or other incapacity, to perform the duties required under this agreement for a period in excess of one (1) month; the refusal of Tucker to follow the directions of TNPS board of directors or executive officers; dishonesty; theft; or conviction of a crime.

         6. Tucker acknowledges that she will have access to significant Confidential and Propriety Information of TNPS including client and vendor names, TNPS talent development services and techniques, and any information, formula, pattern, compilation, program, device, method, technique, or process that: (a) derives independent economic

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value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Tucker further acknowledges that all such Confidential and Propriety Information is of unique and great value to TNPS, and is essential to TNPS preservation of its Business and goodwill. Accordingly, Tucker agrees that all such Confidential and Propriety Information will be acquired under circumstances giving rise to a duty to maintain its secrecy or limit its use, and that Tucker will not misappropriate, or otherwise disclose (directly or indirectly) to any third party without the written permission of TNPS, any such Confidential and Propriety Information. In the event Tucker is required to make disclosure pursuant to any state or federal law or pursuant to proper court or similar governmental order, Tucker shall provide TNPS with at least twenty (20) days' prior written notice of such required disclosure so that TNPS may take such actions, as it may deem necessary or appropriate. This provision shall survive termination of this agreement for a period of one (1) year.

         7. Tucker further agrees that any and all products, designs, talent development techniques, art works and work product of any nature whatsoever developed by Tucker or anyone at TNPS, whether or not during working hours and which has or may have applicability to any aspect of TNPS's Business, as determined by TNPS in its sole discretion (collectively "Work Product"), shall be the sole and exclusive property of TNPS, and Tucker hereby irrevocably conveys to TNPS all of Tucker's right, title and interest in and to all Work Product which may be developed during her employ by TNPS.

         8. Time is of the essence of this agreement. This agreement is made in the State of Florida and shall be governed by Florida law. This is the entire agreement between the parties and may not be modified or amended except by a written document signed by the party against whom enforcement is sought. This agreement may be signed in more than one counterpart (including by facsimile), in which case each counterpart shall constitute an original of this agreement. Any paragraph headings are for convenience only and are not intended to expand or restrict the scope or substance of the provisions of this agreement. Wherever used herein, the singular shall include the plural, the plural shall include the singular, and pronouns shall be read as masculine, feminine or neuter as the context requires. The provisions of this agreement shall be deemed severable, in whole or in part. Any dispute arising out of or relating to this agreement will be resolved in the courts of Broward County, Florida, and the prevailing party shall be entitled to reasonable costs and attorney's fees. This agreement is a personal services contract and may not be assigned by Tucker without the prior written consent of TNPS.

         9. Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, agency, or lessor-lessee relationship; but, rather, the relationship established hereby is that of an employee of TNPS.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


The Next Pop Star, Inc.                           Michelle Tucker


/s/ Michelle Tucker                               /s/ Michelle Tucker
-------------------------                         -------------------
By: Michelle Tucker                               By: Michelle Tucker
    President

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